Exhibit 10.9

SIXTH LOAN MODIFICATION AGREEMENT

This Sixth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of April 28, 2015, and, with respect to the modification of the definition of Revolving Line Maturity Date only, is effective as of April 27, 2015, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and IMPRIVATA, INC., a Delaware corporation, with its chief executive office located at 10 Maguire Road, Lexington, Massachusetts 02421 (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of January 30, 2009, evidenced by, among other documents, a certain Loan and Security Agreement dated as of January 30, 2009, between Borrower and Bank, as amended by a First Loan Modification and Reinstatement Agreement dated as of April 26, 2010, as further amended by a Second Loan Modification Agreement dated as of May 24, 2011, and as further amended by a certain Third Loan Modification and Reinstatement Agreement dated as of December 12, 2012, as further modified by a certain Fourth Loan Modification and Reinstatement Agreement dated as of February 27, 2014 (the “Fourth Loan Modification”), and as further amended by a certain Fifth Loan Modification Agreement dated as of February 19, 2015 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:

“ “Revolving Line” is an Advance or Advances in an amount equal to Ten Million Dollars ($10,000,000.00).”

“ “Revolving Line Maturity Date” is April 27, 2015.”

and inserting in lieu thereof the following:

“ “Revolving Line” is an Advance or Advances in an amount equal to Fifteen Million Dollars ($15,000,000.00).”

“ “Revolving Line Maturity Date” is April 25, 2016.”

2	The Loan Agreement shall be amended by deleting the Borrowing Base Certificate attached thereto as Exhibit C and inserting in lieu thereof the Borrowing Base Certificate attached hereto as Schedule 1.

4. FEES AND EXPENSES. Borrower shall pay to Bank a modification fee equal to Sixty Thousand Dollars ($60,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.

Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of December 12, 2012, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof except as set forth on Schedule 3 to the Fourth Loan Modification.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

IMPRIVATA, INC.		SILICON VALLEY BANK

By:	/s/ Jeff Kalowski	By:	/s/ Kristy Vlahos
Name:	Jeff Kalowski	Name:	Kristy Vlahos
Title:	CFO	Title:	Director

Schedule 1

EXHIBIT C - BORROWING BASE CERTIFICATE

Borrower: Imprivata, Inc.

Lender: Silicon Valley Bank

Commitment Amount: $15,000,000.00

ACCOUNTS RECEIVABLE
1.	Accounts Receivable (invoiced) Book Value as of	$
2.	Additions (please explain on reverse)	$
3.	TOTAL ACCOUNTS RECEIVABLE	$
ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 90 days due	$
5.	Balance of 50% over 90 day accounts	$
6.	Foreign Accounts	$
7.	Foreign Invoiced Accounts not approved by Bank	$
8.	Contra/Customer Deposit Accounts	$
9.	Intercompany/Employee Accounts	$
10.	Credit balances over 90 days	$
11.	Concentration Limits	$
12.	U.S. Governmental Accounts	$
13.	Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts	$
14.	Accounts with Progress/Milestone/Pre-billings; Contract Accounts	$
15.	Accounts for Retainage Billings	$
16.	Trust Accounts	$
17.	Bill and Hold Accounts	$
18.	Unbilled Accounts	$
19.	Non-Trade Accounts	$
20.	Accounts with Extended Term Invoices	$
21.	Accounts subject to Chargebacks	$
22.	Disputed Accounts	$
23.	Other (please explain on reverse)	$
24.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$
25.	Eligible Accounts (#3 minus #24)	$
26.	ELIGIBLE AMOUNT OF ACCOUNTS (80% of #25)	$
BALANCES
27.	Maximum Loan Amount	$15,000,000.00
28.	Total Funds Available (Lesser of #27 or #26)	$
29.	Present balance owing on Line of Credit	$
30.	RESERVE POSITION (#28 minus #29)	$

[Continued on following page.]

The undersigned represents and warrants that the information in this Borrowing Base Certificate is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

BANK USE ONLY

COMMENTS:	Received by:
AUTHORIZED SIGNER

Date:

By:	Verified:
Authorized Signer	AUTHORIZED SIGNER

Date:	Date:

Compliance Status: Yes No